SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

______________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  October 1, 2010

PAR PHARMACEUTICAL COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	File Number 1-10827	22-3122182
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

300 Tice Boulevard, Woodcliff Lake, NJ

07677

   (Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (201) 802-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

 Other Events.

On September 30, 2010, Par Pharmaceutical Companies, Inc. (the “Company”) paid in full all of the outstanding amounts payable under the Company’s 2.875% Senior Subordinated Convertible Notes Due 2010, which were issued pursuant to that certain Indenture dated as of September 30, 2003, by and between the Company, as Issuer, and American Stock Transfer & Trust Company, as Trustee.  The outstanding principal amount was $47.7 million, which the Company paid from existing cash on hand.

Item 1.01.  Entry into a Material Definitive Agreement

On October 1, 2010, the Company entered into a Credit Agreement with JPMorgan Chase Bank, N.A., as Administrative Agent, U.S. Bank National Association, as Syndication Agent, and PNC Bank, National Association and Barclays Bank PLC, as Co-Documentation Agents, and J.P. Morgan Securities LLC and U.S. Bank National Association as Joint Bookrunners and Joint Lead Arrangers.

The Credit Agreement provides the Company with a revolving credit facility in an aggregate principal amount of up to $75 million, by way of revolving loans, letters of credit or swing line loans, with letters of credit and swingline loans each being subject to separate $10 million sublimits.  The Company has not drawn on the revolving credit facility as of the date hereof.  The revolving credit facility provides the Company with an expansion option to increase commitments thereunder, or enter into incremental term loans, up to an additional $25 million under certain circumstances.  The maturity date for the revolving credit facility is October 1, 2013.

The interest rates payable under the Credit Agreement will be based on published rates, either LIBOR or an alternate base rate as defined in the facility, plus an applicable margin, which is determined based on the Company’s then current consolidated leverage ratio.

The Company must pay a commitment fee ranging from 0.35% to 0.50% per annum on the average daily amount of the unused portion of the revolving credit facility.  In addition, the Company must pay a participation fee on all outstanding letters of credit at a per annum rate equal to the applicable margin then in effect and a fronting fee equal to 0.125% per annum on the face amount of each letter of credit.

The Credit Agreement contains customary representations and warranties, as well as customary events of default, in certain cases subject to reasonable and customary periods to cure, including but not limited to: failure to make payments when due, breach of covenants, breach of representations and warranties, insolvency proceedings, certain judgments and attachments and any change of control.

The Credit Agreement also contains various customary covenants that, in certain instances, restrict the ability of the Company and its subsidiaries to: (i) incur indebtedness; (ii) create liens on assets; (iii) engage in mergers or consolidations; (iv) engage in dispositions of assets; (v) make investments, loans, guarantees or advances; (vi) pay dividends and distributions or repurchase capital stock; (vii) enter into sale and leaseback transactions; (viii) engage in transactions with affiliates; and (ix) change the nature of the Company’s business. In addition, the Credit Agreement requires the Company to maintain the following financial covenants: (i) a maximum leverage ratio, and (ii) a minimum fixed charge coverage ratio.

All obligations under the Credit Agreement are guaranteed by certain of the Company’s direct and indirect material domestic subsidiaries, including Par Pharmaceutical, Inc., the Company’s principal wholly-owned operating subsidiary.

Certain statements in this Current Report on Form 8-K constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. To the extent that any statements made in this Current Report on Form 8-K contain information that is not historical, such statements are essentially forward-looking and are subject to certain risks and uncertainties, including the risks and uncertainties discussed from time to time in the Company’s filings with the SEC, including its Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statements included in this Current Report on Form 8-K are made as of the date hereof only, based on information available to the Company as of the date hereof, and, subject to any applicable law to the contrary, the Company assumes no obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated as of:  October 6, 2010

PAR PHARMACEUTICAL COMPANIES, INC.

(Registrant)

/s/ Thomas J. Haughey

Thomas J. Haughey, Executive Vice President,

Chief Administration Officer and General Counsel

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